UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12.

THE LIBERTY CORPORATION

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

For further information: Howard Schrott, 864-241-5400

LIBERTY CORPORATION ANNOUNCES DATE FOR
SPECIAL SHAREHOLDERS MEETING

Greenville, SC (October 18, 2005) –The Liberty Corporation (NYSE:LC) today announced that a special meeting of its shareholders will be held on December 6, 2005 to consider and vote on the proposed merger with Raycom Media, Inc. Shareholders of record at the close of business on October 27, 2005 will be entitled to notice of the special meeting and to vote on the merger proposal and any other business introduced at the special meeting.

     Liberty will send a definitive proxy statement to its shareholders which will contain important information with respect to the proposed merger. Shareholders are urged to read the proxy statement when it becomes available. The notice of special meeting and the proxy statement will inform shareholders of the location and time of the special meeting.

     A major group broadcaster, Liberty owns fifteen network-affiliated television stations, including eight NBC affiliates (WAVE-TV, Louisville, KY; WIS-TV, Columbia, SC; WLBT-TV, Jackson, MS; WFIE-TV, Evansville, IN; WSFA-TV, Montgomery, AL; KCBD-TV, Lubbock, TX; WALB-TV, Albany, GA and KPLC-TV, Lake Charles, LA); five ABC affiliates (KLTV-TV, Tyler, TX; KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX; WLOX-TV, Biloxi, MS; WWAY-TV, Wilmington, NC and KAIT-TV, Jonesboro, AR); and two CBS affiliates (WTOL-TV, Toledo, OH and KGBT-TV, Harlingen, TX).

     For further information about Liberty, visit the corporate website, http://www.libertycorp.com.

Forward-Looking Statement

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of Liberty, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although Liberty has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: the failure to obtain Liberty shareholder approval of the merger or the failure to obtain regulatory approvals or satisfy the other conditions to the merger; the termination of the merger agreement prior to the closing; the merger may not close in the expected timeframe; changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for Liberty’s products; and adverse litigation results. Liberty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

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LC Sets Special Meeting Date

October 18, 2005

Additional Information and Where to Find It

     In connection with the proposed merger, Liberty filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC) on October 3, 2005. Prior to the meeting of Liberty’s shareholders to be held for purposes of considering the merger, Liberty will file a definitive proxy statement with the SEC and will distribute such proxy statement to its shareholders. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by Liberty with the SEC at the SEC's web site at http://www.sec.gov. Free a copy of the proxy statement, once available, and Liberty’s other filings with the SEC may also be obtained from Liberty. Free copies of Liberty’s filings may be obtained by directing a request to The Liberty Corporation, 135 South Main Street. Greenville, South Carolina 29601.

Participants in the Solicitation

     Liberty, Raycom and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Liberty’s shareholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Liberty’s shareholders under the rules of the SEC is set forth in the proxy statement filed by Liberty with the SEC on March 28, 2005. Additional information will be contained in the proxy statement relating to the merger.

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